EXHIBIT 4.5.2
AMENDMENT TO THE INVESTOR RIGHTS AGREEMENT
     This Amendment (this “Amendment”) to that certain Investor Rights Agreement dated as of December 4, 2002 (the “Rights Agreement”) by and among Iomai Corporation, a Delaware corporation (the “Company”), and the Purchasers party thereto is entered into as of March 27, 2003 by and among the Company and those Purchasers listed on the signature pages hereto (the “Consenting Purchasers”). The Company and the Consenting Purchasers collectively are referred to herein as the “Parties.” Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.
     WHEREAS, the Parties have agreed to certain modifications to the terms and provisions of the Rights Agreement and desire to enter into this Amendment to reflect those modifications;
     WHEREAS, it is a condition to the amendment of the Rights Agreement that the written consent of the Company and the holders of at least 60% of the Registrable Shares be obtained; and
     WHEREAS, the Consenting Purchasers are the holders of at least 60% of the Registrable Shares on the date hereof.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the Parties agree as follows:
     1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as set forth on Exhibit A hereto.
     2. Miscellaneous. Except as expressly amended hereby, the provisions of the Rights Agreement are and shall remain in full force and effect. The section and other headings of this Amendment and Exhibit A hereto are for convenience of reference only and are not to be considered in construing this Amendment or Exhibit A hereto. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together shall constitute one instrument.
[Exhibit A and Signature Pages Follow]

Exhibit A
Eliminate Requirement that Series C Purchasers Approve Annual Budget
     Section 4.1(i) (“Budget Approval”) of the Rights Agreement is deleted in its entirety and replaced with the following:
     ”(i) Budget Approval. At least 30 days prior to the commencement of each fiscal year, prepare and submit to and obtain in respect thereof the approval from the Board of Directors the operating budgets, operating expenses, profit and loss projections, cash flow projections and a capital expenditure budget (the “Annual Budget”) for the succeeding fiscal year.”
Amend Corporate Existence Covenant to Reflect Merger of Iomai Holdings Into Iomai
     Section 4.1 (c) (“Preservation of Corporate Existence and Intellectual Property Rights”) of the Rights Agreement is amended by inserting “and Iomai Holdings Ltd.” immediately after the first instance of “Xairo” in Section 4.1(c).
Require Non-Competition/Solicitation Agreements Only for Officers and Key Employees
     Section 4.1 (g) (“Confidential and Proprietary Information and Non-Competition Agreement”) of the Rights Agreement is deleted in its entirety and replaced with the following:
     ”(g) Confidential and Proprietary Information and Non-Competition Agreement. The Company will require each person now or hereafter employed by the Company or any Subsidiary with access to confidential and proprietary information of the Company to enter into an agreement covering confidentiality and assignment of inventions in substantially the form attached as Exhibit E-1 to the Purchase Agreement and each officer and key employee now or hereafter employed by the Company or any Subsidiary to enter into an agreement covering non-solicitation and non-competition in substantially the form attached as Exhibit E-2 to the Purchase Agreement.”

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investor Rights Agreement as of the date first above written.

COMPANY:	IOMAI CORPORATION

	By:	/s/ Stanley C. Erck

	Name:	Stanley C. Erck
	Title:	Chief Executive Officer and President

CONSENTING PURCHASERS:	NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
	By:	NEA Partners 10, Limited Partnership,
its General Partner

	By:	/s/ Eugene A. Trainor, III

	Name:	Eugene A. Trainor, III
	Title:	Administrative General Partner &
Chief Operating Officer

NEA VENTURES 2002, LIMITED PARTNERSHIP

	By:	/s/ Pamela J. Clark

	Name:	Pamela J. Clark
	Title:	General Partner

ESSEX WOODLANDS HEALTH VENTURES V, L.P.
	By:	Essex Woodlands Health Ventures V,
L.L.C., its General Partner

	By:	/s/ Martin P. Sutter

	Name:	Martin P. Sutter
	Title:	Managing Director

DOMAIN PARTNERS V, L.P.
By:	One Palmer Square Associates V, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker

Name:	Kathleen K. Schoemaker
Title:	Managing Member

DP V ASSOCIATES, L.P.
By:	One Palmer Square Associates V,
L.L.C., its General Partner

By:	/s/ Kathleen K. Schoemaker

Name:	Kathleen K. Schoemaker
Title:	Managing Member

MEDIMMUNE VENTURES, INC.

By:	/s/ Wayne T. Hockmeyer

Name:	Wayne T. Hockmeyer, Ph.D.
Title:	President

PROQUEST INVESTMENTS II, L.P.
By:	ProQuest Associates II LLC,
its General Partner

By:	/s/ Pasquale DeAngelis

Name:	Pasquale DeAngelis
Title:	Chief Financial Officer

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.
By:	ProQuest Associates II LLC,
its General Partner

By:	/s/ Pasquale DeAngelis

Name:	Pasquale DeAngelis
Title:	Chief Financial Officer